[CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN REDACTED AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.]

EXHIBIT 10.18

LICENSE AGREEMENT

THIS AGREEMENT is made this 20th day of March, 2003 by and between PROMEGA CORPORATION, a corporation organized and existing under the laws of the State of Wisconsin and with principal offices located at 2800 Woods Hollow Road, Madison, Wisconsin, 53711 (“PROMEGA”) and Xenogen Corporation, a corporation organized and existing under the laws of the State of Delaware with principal offices located at 860 Atlantic Avenue, Alameda, California, 94501 (“XENOGEN”)

WHEREAS PROMEGA is in the owner by assignment of all right, title and interest in United States Patent No. 5,670,356 which issued September 23, 1997; (there being no foreign patent applications or issued patents corresponding thereto) and in the inventions described and claimed therein; and

WHEREAS XENOGEN owns or controls certain patent rights regarding in vivo imaging of bioluminescence and bacteria and cells that may be used for such imaging; and

WHEREAS XENOGEN desires to sell PROMEGA LICENSED PRODUCTS to its customers for such customers’ use of PROMEGA LICENSED PRODUCTS and the PROMEGA LICENSED PATENT RIGHTS in the XENOGEN FIELD OF USE in addition to XENOGEN’s biophotonic imaging technology;

WHEREAS PROMEGA desires to manufacture, use, sell and promote XENOGEN LICENSED PRODUCTS to its academic and not-for-profit customers for such customers’ use of XENOGEN LICENSED PRODUCTS and the XENOGEN LICENSED PATENT RIGHTS in the PROMEGA FIELD OF USE in conjunction with XENOGEN’s biophotonic imaging technology; and

WHEREAS each Party desires to grant a sublicense to the other Party hereto in accordance with the principles set forth hereinabove and under the terms of the Agreement.

NOW, THEREFORE in consideration of the foregoing premises, the Parties agree as follows:

1. DEFINITIONS

1.1 AFFILIATE means any corporation or other business entity in which a Party owns or controls, directly or indirectly, at least fifty percent (50%) of the outstanding stock or other voting rights entitled to direct business decisions; provided however, that in any country where the local law shall not permit foreign equity participation of at least fifty percent (50%), then AFFILIATE shall include any company in which the a Party shall own or control, directly of indirectly, the maximum percentage of such outstanding stock or voting rights permitted by local law.

1.2 EFFECTIVE DATE is the date first set forth herein above.

1.3 XENOGEN FIELD OF USE means use as a research reagent for imaging of bioluminescence, either in whole-animals, or outside of whole animals, provided that, with respect to XENOGEN’s customers, the latter use does not involve extraction of, or molecular alterations to, the PROMEGA LICENSED TECHNOLOGY from within a PROMEGA LICENSED PRODUCT. It is understood and agreed by the Parties that, as used herein, the term “research reagent” means and refers to use in life sciences research, including, but not limited to, research comprising screening of substances for their biological and toxicological effects. Diagnostic or therapeutic uses are specifically excluded from this XENOGEN FIELD OF USE definition.

1.4 PROMEGA FIELD OF USE means use by academic institutions or not-for-profit entities as a research reagent for imaging of bioluminescence in whole-animals. It is understood and agreed by the Parties that, as used herein, the term “research reagent” means and refers to use in life sciences research, including, but not limited to, research comprising screening of substances for their biological and toxicological effects. Diagnostic or therapeutic uses are specifically excluded from this PROMEGA FIELD OF USE definition.

1.5 PROMEGA LICENSED METHOD means any method that is covered by PROMEGA LICENSED PATENT RIGHTS, or the use of which would constitute, but for the license granted to XENOGEN pursuant to this Agreement, an infringement of any pending or issued claim within the PROMEGA LICENSED PATENT RIGHTS.

1.6 PROMEGA LICENSED PATENT RIGHTS means patent rights to any subject matter falling within the scope of the claims of the patents set forth in “Appendix A – Promega’s Patents” which is attached to this Agreement and made a part hereof; and any continuing applications thereof including divisions and substitutions but excluding claims in continuation-in-part applications to the extent they contain claimed subject matter other than that adequately supported in the issued patents listed hereinabove; and any patents or reissues issuing on said patents or continuing applications with claims which have not been found invalid or unenforceable by a court of law or agency of competent jurisdiction from which an appeal has not been or cannot be taken; any and all of which shall be automatically incorporated and added to this Agreement and shall periodically be added to said Appendix A.

1.7 PROMEGA LICENSED PRODUCT means any material, product or kit that: (a) incorporates the PROMEGA LICENSED TECHNOLOGY; and at the same time (b) is a living biological cell, microorganism or transgenic animal; and also at the same time (c) either is claimed by the PROMEGA LICENSED PATENT RIGHTS, or whose manufacture, use, or sale would constitute, but for the license granted to XENOGEN pursuant to this Agreement an infringement of a VALID CLAIM within the PROMEGA LICENSED PATENT RIGHTS. Specifically excluded from this PROMEGA LICENSED PRODUCTS definition are nonliving products, including but not limited to, viruses, bacteriophages, plasmid vectors, and free or complexed nucleic acids comprising the luciferase gene sequence, and mixtures, formulations or extracts containing the luciferase enzyme.

1.8 PROMEGA LICENSED SERVICE means any service, process or procedure that: (i) uses a PROMEGA LICENSED PRODUCT in the course of performing such service, process or procedure; or (ii) includes the use of a PROMEGA LICENSED METHOD in conjunction with the PROMEGA LICENSED TECHNOLOGY in the course of performing such service, process or procedure.

1.9 PROMEGA LICENSED TECHNOLOGY means the modified firefly luciferase gene comprising the DNA sequence and corresponding amino acid sequence of the luciferase enzyme derived therefrom to the extent that such sequences fall within the scope of at least one VALID CLAIM under the PROMEGA LICENSED PATENT RIGHTS which are set forth in “Appendix B – Sublicensed Technology” which is attached hereto and incorporated herein by reference. All other luciferases, either encoded by alternative DNA sequences, or comprised of alternative amino acid sequences, or both, other than is shown in Appendix B are specifically excluded from this Agreement.

1.10 NET SALES OF PROMEGA LICENSED PRODUCT means the invoiced sale price received by XENOGEN or its AFFILIATES for PROMEGA LICENSED PRODUCTS sold by XENOGEN or its AFFILIATES, respectively, hereunder to third parties, less the sum of the following actual and customary deductions where applicable: cash, trade, or quantity discounts; sales, use, tariff, import/export duties or other excise taxes imposed upon particular sales; transportation charges; and allowances or credits to customers because of rejections or returns.

1.11 NET SALES OF PROMEGA LICENSED SERVICE means the invoiced sale price received by XENOGEN or its AFFILIATES for PROMEGA LICENSED SERVICES performed by XENOGEN or its AFFILIATES, respectively, hereunder for third parties on a fee-for-service basis, less the sum of the following: cash, trade, or quantity discounts; sales, use, tariff, import/export duties or other excise taxes imposed upon particular sales; transportation charges; allowances or credits to customers because of rejections or returns; and the fully burdened costs of providing such PROMEGA LICENSED SERVICES.

1.12 NET SALES OF XENOGEN LICENSED PRODUCT means the invoiced sale price received by PROMEGA or its AFFILIATES for XENOGEN LICENSED PRODUCTS sold by PROMEGA or its AFFILIATES, respectively, hereunder to third parties, less the sum of the following actual and customary deductions where applicable: cash, trade, or quantity discounts; sales, use, tariff, import/export duties or other excise taxes imposed upon particular sales; transportation charges; and allowances or credits to customers because of rejections or returns.

1.13 NET SALES OF XENOGEN LICENSED SERVICE means the invoiced sale price received by PROMEGA or its AFFILIATES for XENOGEN LICENSED SERVICES

performed by PROMEGA or its AFFILIATES, respectively, hereunder for third parties on a fee-for-service basis, less the sum of the following: cash, trade, or quantity discounts; sales, use, tariff, import/export duties or other excise taxes imposed upon particular sales; transportation charges; allowances or credits to customers because of rejections or returns; and the fully burdened costs of providing such XENOGEN LICENSED SERVICES.

1.14 TERM means the period during which the Agreement is in force and, unless terminated sooner in accordance with Article 9 (LIFE OF THE AGREEMENT), extending from the EFFECTIVE DATE until the date that neither the manufacture, sale nor use of any PROMEGA LICENSED PRODUCT or XENOGEN LICENSED PRODUCT is covered by a VALID CLAIM.

1.15 TERRITORY means worldwide.

1.16 VALID CLAIM means a claim of an issued and unexpired patent within the PROMEGA LICENSED PATENT RIGHTS or XENOGEN LICENSED PATENT RIGHTS in a specific country which has not been held unpatentable, invalid or unenforceable by a court or other government agency of competent jurisdiction from which no appeal can or has been taken and has not been admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise; provided, however, that if the holding of such court or agency is later reversed by a court or agency with overriding authority, the claim shall be reinstated as a VALID CLAIM with respect to NET SALES made after the date of such reversal.

1.17 XENOGEN IMAGING PATENT RIGHTS means patent rights to any subject matter falling within the scope of the claims of the patents set forth in “Appendix E – Xenogen’s Imaging Patents” which is attached to this Agreement and made a part hereof; and any continuing applications thereof including divisions and substitutions to the extent they claim in vivo imaging as the subject matter; and any patents or reissues issuing on said patents or continuing applications with claims which have not been found invalid or unenforceable by a court of law or agency of competent jurisdiction from which an appeal has not been or cannot be taken; any and all of which shall be automatically incorporated and added to this Agreement and shall periodically be added to said Appendix E.

1.18 XENOGEN LICENSED METHOD means any method that is covered by XENOGEN LICENSED PATENT RIGHTS, or the use of which would constitute, but for the license granted to PROMEGA pursuant to this Agreement, an infringement of any pending or issued claim within the XENOGEN LICENSED PATENT RIGHTS.

1.19 XENOGEN LICENSED PATENT RIGHTS means patent rights to any subject matter falling within the scope of the claims of the patents set forth in “Appendix D – Xenogen’s Non-Imaging Patents” which is attached to this Agreement and made a part hereof; and any continuing applications thereof including divisions and substitutions but excluding claims in continuation-in-part applications to the extent they contain claimed subject matter other than that adequately supported in the issued patents listed hereinabove; and any patents or reissues issuing on said patents or continuing applications with claims which have not been found invalid or unenforceable by a court of law or agency of competent jurisdiction from which an appeal has not been or cannot be taken; any and all of which shall be automatically incorporated and added to this Agreement and shall periodically be added to said Appendix D.

1.20 XENOGEN LICENSED PRODUCT means any material, product or kit that: (a) incorporates the PROMEGA LICENSED TECHNOLOGY; and at the same time (b) either is claimed by the XENOGEN LICENSED PATENT RIGHTS, or whose manufacture, use, or sale would constitute, but for the license granted to PROMEGA pursuant to this Agreement an infringement of a VALID CLAIM within the XENOGEN LICENSED PATENT RIGHTS. Transgenic animals are specifically excluded from the scope of this definition.

1.21 XENOGEN LICENSED SERVICE means any service, process or procedure that is intended to create a XENOGEN LICENSED PRODUCT in accordance with the request of a not-for-profit entity and either: (i) uses a XENOGEN LICENSED PRODUCT in the course of performing such service, process or procedure or (ii) includes the use of a XENOGEN LICENSED METHOD or a method under the XENOGEN IMAGING PATENT RIGHTS in conjunction with the PROMEGA LICENSED TECHNOLOGY in the course of performing such service, process or procedure. Specifically excluded from this definition are fee-for-service activities, including but not limited to screening of compounds for their biological and toxicological effects or any other activities that are other than the creation of a XENOGEN LICENSED PRODUCT.

2. PROMEGA LICENSE GRANT

2.1 PROMEGA hereby grants to XENOGEN and XENOGEN’s AFFILIATES, and XENOGEN and XENOGEN’s AFFILIATES accept, subject to the terms and conditions hereof, a non-exclusive, royalty-bearing license, in the TERRITORY under the PROMEGA LICENSED PATENT RIGHTS to use PROMEGA LICENSED METHODS with respect to the PROMEGA LICENSED TECHNOLOGY to develop, make, have made, use, propagate, sell, have sold (only through a third party distributor), offer for sale, import and otherwise commercialize PROMEGA LICENSED PRODUCTS for the XENOGEN FIELD OF USE during the TERM.

2.2 The grant of rights set forth in this Article 2 (PROMEGA LICENSE GRANT) are specifically limited by the following limited use label licence which XENOGEN hereby agrees shall be legibly and prominently displayed either as is or in a form at least as restrictive on or with all LICENSED PRODUCTS sold or as transferred to third parties by XENOGEN or its AFFILIATES:

“This product is provided under a license from Promega Corporation. Under the terms of that license the use of this product and derivatives thereof is strictly limited to that of a research reagent. No right to use this product for any diagnostic, therapeutic, or commercial application is hereby conveyed to the purchaser of this product.”

XENOGEN and its AFFILIATES shall also include such label license in their description of PROMEGA LICENSED PRODUCTS in their published and electronic catalogues.

2.3 XENOGEN and XENOGEN’s AFFILIATES shall have the right to offer and perform PROMEGA LICENSED SERVICES for third parties, which PROMEGA LICENSED SERVICES shall consist of: (a) developing; and/or making PROMEGA LICENSED PRODUCTS for XENOGEN’s or XENOGEN’s AFFILIATE’s use in the XENOGEN FIELD OF USE as a service conducted under contract to, or for the benefit of, a third party; and (b) developing and making PROMEGA LICENSED PRODUCTS under contract to, or for the benefit of, a third party for said third party’s use in the XENOGEN FIELD OF USE. XENOGEN agrees that as a condition of the license granted herein that XENOGEN shall disclose to PROMEGA, in XENOGEN’s semi-annual reports provided under Paragraph 4.3, the names of all third parties for whom XENOGEN and XENOGEN’s AFFILIATES have performed such services during each reporting period.

2.4 XENOGEN shall have the right to issue sublicenses to third parties, without any further right of those third parties to issue sublicenses. Such sublicenses issued to third parties shall be subject to the terms and conditions of this Agreement (except that such sublicenses shall not have a minimum royalty obligation to PROMEGA) and shall provide for no more than the right of said third parties to import, develop, propagate, make and use PROMEGA LICENSED PRODUCTS for the purposes of said third parties selling PROMEGA LICENSED PRODUCTS to end-users in the XENOGEN FIELD OF USE and performing PROMEGA LICENSED SERVICES, on behalf of end-user in the XENOGEN FIELD OF USE, provided XENOGEN remains a licensee hereunder.

3. XENOGEN FEES, ROYALTIES, AND OTHER CONSIDERATION

3.1 XENOGEN agrees to pay PROMEGA a license issue fee of [***] within thirty (30) days after May 30, 2003.

3.2 XENOGEN shall pay to PROMEGA a royalty of [***] of NET SALES OF PROMEGA LICENSED PRODUCTS sold by XENOGEN and its AFFILIATES to end-users of said PROMEGA LICENSED PRODUCTS. Such royalty shall be payable to PROMEGA semi-annually in accordance with Article 4 XENOGEN PAYMENTS AND REPORTS) below.

3.3 XENOGEN shall pay to PROMEGA a royalty of [***] of NET SALES OF PROMEGA LICENSED SERVICES performed by XENOGEN and its AFFILIATES whereby PROMEGA LICENSED PRODUCTS are developed for, or used on behalf of a third party. XENOGEN’s and its AFFILIATES’ use of PROMEGA LICENSED PRODUCTS in the performance of such PROMEGA LICENSED in the performance of such PROMEGA LICENSED SERVICES shall be subject to the payment of the [***] royalty on the NET

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SALES OF (such) PROMEGA LICENSED PRODUCTS. Such royalty shall be payable to PROMEGA semi-annually in accordance with Article 4 (PAYMENTS AND REPORTS) below.

3.4 No royalty shall be due to PROMEGA with respect to the performance of the PROMEGA LICENSED SERVICES by XENOGEN or its AFFILIATE on behalf of a third party or for the transfer of PROMEGA LICENSED PRODUCTS to such third party provided, however, that neither XENOGEN nor AFFILIATE receives cash consideration in return for rendering such PROMEGA LICENSED SERVICE or for transferring said PROMEGA LICENSED PRODUCT to said third party. Notwithstanding the foregoing, the provisions of this Section 3.4, as well as Paragraph 3.4.1 and 3.4.2 shall apply where such third party is a not-for-profit entity (e.g., an academic institution or not-for-profit research institute). In addition, should such cash consideration be received by XENONGEN or its AFFILIATE from such third party for such PROMEGA LICENSED SERVICE or PROMEGA LICENSED PRODUCT, then a royalty shall be owed to PROMEGA calculated in accordance with the provisions of the preceding Paragraphs 3.2 and 3.3.

3.4.1 XENOGEN or its AFFILIATE shall pay to PROMEGA a non-refundable, up front annual license fee of [***] on a third party-by-third party basis for each Transaction Period in which XENOGEN or its AFFILIATE performs the PROMEGA LICENSED SERVICES for no consideration as set forth in the preceding Paragraph 3.4. Said fee shall be paid within thirty (30) days of the first day of the Transaction Period to which it pertains. A “Transaction Period” shall be a one (1) year tem from the date on which XENOGEN or its AFFILIATE first performed a PROMEGA LICENSED SERVICE for such third party under the terms of the relevant agreement, and may be renewed for additional one (1) year terms of the payment in each subsequent year of an additional non-refundable [***] license fee on or before the date of expiration of the current Transaction Period.

3.4.2 XENOGEN and its AFFILIATES shall pay to PROMEGA the [***] royalty on NET SALES OF PROMEGA LICENSED PRODUCTS set forth in Paragraph 3.2 with respect to PROMEGA LICENSED PRODUCTS that result from the foregoing PROMEGA LICENSED SERVICES that are governed by this Section 3.4. However, the foregoing royalties shall be creditable against each [***] annual license fee paid to PROMEGA under Paragraph 3.4.1 for a three (3) year period from the date on which each such fee was due and payable by XENOGEN to PROMEGA. For clarity, such crediting of royalties against each annual license fee shall pertain exclusively to those royalties resulting from the NET SALES OF PROMEGA PRODUCTS sold by XENOGEN or its AFFILIATE to the specific third party for whom said fee was paid and provided that said PROMEGA LICENSED PRODUCT resulted from the PROMEGA LICENSED SERVICES rendered in the Transaction Period to which said fee pertains. Accordingly, the royalties of this Paragraph 3.4.2 are creditable against nothing other than the annual

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license fees of this Paragraph 3.4.2. They are not creditable against the Minimum Annual Royalty provided under Paragraph 3.5.

3.5 A non-refundable, non-cancellable, Minimum Annual Royalty shall be due and payable by XENOGEN to PROMEGA in accordance with the following schedule:

(a)	[***] shall be paid within the thirty (30) days following May 30, 2003, and thirty (30) days after each subsequent anniversary of the EFFECTIVE DATE up to and including the fifth such anniversary;

(b)	[***] shall be paid within thirty (30) days following the sixth anniversary of the EFFECTIVE DATE, and of each subsequent anniversary of the EFFECTIVE DATE up to and including the tenth such anniversary; and,

(c)	[***] shall be paid within thirty (30) days following the eleventh anniversary of the EFFECTIVE DATE, and of each subsequent anniversary of the EFFECTIVE DATE during the time that this Agreement is in force. Royalties owed by XENOGEN to PROMEGA in an Agreement Year may only be credited against the Minimum Annual Royalty due and payable by XENOGEN to PROMEGA in that same Agreement Year. Each Agreement Year shall consist of the span of one year from the EFFECTIVE DATE until the first anniversary of the Agreement and similarly for each subsequent year until the following anniversary thereafter. No royalties other than those derived pursuant to Paragraphs 3.2 and 3.3 from XENOGEN’s and AFFILIATES’ NET SALES OF LICENSED PRODUCTS and NET SALES OF LICENSED SERVICES may be credited against the Minimum Annual Royalty of this Paragraph 3.5.

3.6 Sublicenses issued to third parties by XENOGEN will be subject to no less than the obligations, royalties and fees provided in this Agreement (expect that such sublicenses shall not have the minimum royalty obligation set forth in Paragraph 3.5 herein to PROMEGA). XENOGEN shall be responsible for passing through to PROMEGA in each reporting period provided under Paragraph 4.1 herein all of such sublicensees’ payments of the royalties and fees (including, without limitation, the license issue fee for each such sublicensee as set forth in Paragraph 3.1) in the amounts, percentages and manner set forth in this Agreement.

3.7 The obligation of XENOGEN to pay royalties under this Article 3 (FEES, ROYALTIES AND OTHER CONSIDERATION—XENOGEN) shall continue on a country-by-country and VALID CLAIM-by-VALID CLAIM basis for each PROMEGA LICENSED PRODUCT and each PROMEGA LICENSED SERVICE until such time as neither the manufacture, sale, offer for sale, importation nor use of such PROMEGA LICENSED PRODUCT or PROMEGA LICENSED SERVICE would infringe a VALID CLAIM in such country.

3.8 In the event that XENOGEN or its AFFILIATE authorizes a third party agent solely to breed and/or propagate and maintain PROMEGA LICENSED PRODUCTS for

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transfer to fourth parties but does not transfer title to such PROMEGA LICENSED PRODUCTS to such third party agent, then no royalties shall be due on account of such breeding and/or propagation, but a [***] royalty shall be due on amounts received resulting from the NET SALES of PROMEGA LICENSED PRODUCTS to end-users.

3.9 Neither XENOGEN nor its AFFILIATES shall owe any amounts for XENOGEN’s and its AFFILIATES’ use of PROMEGA LICENSED PRODUCTS or performance of PROMEGA LICENSED SERVICES for their own internal research and development purposes provided that such research is not paid for with money by a third party other than the U.S. Government.

3.10 XENOGEN shall be wholly responsible for the compliance with the terms and conditions of this Agreement by XENOGEN’s AFFILIATES and XENOGEN’s sublicensees. Such responsibility includes, but is not limited to, the timely payment of royalties and the filing of reports to PROMEGA as set forth elsewhere herein. Any omission of performance or contravening act with respect to this Agreement by XENOGEN’s AFFILIATE or any sublicensee hereunder shall be construed as an omission of performance or contravening act on the part of XENOGEN.

3.11 In consideration of any sublicenses issued by XENOGEN granting rights which fall within the scope of the rights granted herein and which were issued prior to the EFFECTIVE DATE and in further consideration of PROMEGA’s covenant not to sue set forth in Paragraph 11.5 below, XENOGEN need not pay to PROMEGA any additional amounts. Such consideration for such sub-licensing is non-refundable, non-cancelable and not an advance payment against any other payment. Further, such consideration is predicated upon XENOGEN’s warranty set forth in Paragraph 11.6 below. In the event that the sublicense issue fees due from XENOGEN’s sublicenses issued prior to the EFFECTIVE DATE are shown to exceed [***] [calculated as the number of sublicenses issued multiplied by [***], the entire sum of the overage shall be subject to the late fee assessment set forth in Paragraph 4.7.

3.12 In consideration of any use of the technology, services and products by XENOGEN, its AFFILIATES, or XENOGEN’s sublicensees, which falls within the scope of the rights granted herein and which occurred prior to the EFFECTIVE DATE, and in further consideration of PROMEGA’s covenant not to sue set forth in Paragraph 11.5 below, XENOGEN shall pay to PROMEGA [***] within fifteen (15) days the full execution of this Agreement by the parties hereto. Such consideration for possible prior use is non-refundable, non-cancelable and not an advance against any other payment. Further, such consideration is predicated upon XENOGEN’s warranty as set forth in Paragraph 11.7 below. In the event that XENOGEN’s, its AFFILIATES’ and XENOGEN’s sublicensees’ NET SALES of LICENSED PRODUCTS prior to the EFFECTIVE DATE are shown to exceed [***]

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[***] the entire sum of the overage shall be subject to the royalty set forth in Paragraph 3.2 and the late fee assessment set forth in Paragraph 4.7.

4. PAYMENTS AND REPORTS

4.1 Each party shall make semi-annual royalty reports to the other party hereunder on or before February 28 and August 31 of each year during the TERM. Each such royalty report will show respectively for each of XENOGEN, its AFFILIATES and XENOGEN’s sublicensees, and PROMEGA and its AFFILIATES:

(a)	The invoice amounts and NET SALES OF PROMEGA LICENSED PRODUCTS or NET SALES OF XENOGEN LICENSED PRODUCTS, as the case may be, sold during the most recently completed calendar half year;

(b)	the number of each type of PROMEGA LICENSED PRODUCT or XENOGEN LICENSED PRODUCT, as the case may be, sold;

(c)	the royalties, in U.S. dollars, payable hereunder with respect to such sales of PROMEGA LICENSED PRODUCTS or XENOGEN LICENSED PRODUCTS, as the case may be;

(d)	the royalties, in U.S. dollars, payable hereunder with respect to the NET SALES OF PROMEGA LICENSED SERVICES or NET SALES OF XENOGEN LICENSED SERVICES, as the case may be;

(e)	the method used to calculate the royalty owed by XENOGEN to PROMEGA or by PROMEGA to XENOGEN, as the case may be, in each category (a) through (d) set forth in this Paragraph 4.1.

(f)	an accounting of: (i) the respective annual license fees set forth in Paragraph 3.4.1 listing customers and addresses and the dollar amounts; and, (ii) the sum of the royalties credited against said respective annual license fees as provided in Paragraph 3.4.2.

(g)	the name and address of each entity issued a sublicense by XENOGEN during the reporting period, and any such sub-licensee not previously thus identified.

4.2 If no sales of PROMEGA LICENSED PRODUCTS or XENOGEN LICENSED PRODUCTS, as the case may be, have been made during any reporting period, a statement to this effect shall be required.

4.3 Each party’s royalty reports under Section 4.1 shall contain the names of any and all third parties for whom such party, its AFFILIATES, and XENOGEN’s sublicensees respectively have performed PROMEGA LICENSED SERVICES or XENOGEN LICENSED SERVICES, as the case may be, during the most recently completed calendar half year as set forth under this Agreement. Each party’s first such royalty report shall further contain all information required under this Paragraph 4.3 regarding any and all PROMEGA LICENSED SERVICES or XENOGEN LICENSED SERVICES, as the case may be, performed prior to the EFFECTIVE DATE.

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4.4 Each royalty report under this Article 4 (PAYMENTS AND REPORTS) shall be accompanied by that party’s payment of royalties and sublicense issues fees and sublicensees’ royalties to the other party. All payments due hereunder shall be payable in United States Dollars. Conversion of foreign currency to U.S. Dollars shall be made at the conversion rate existing in the United States as reported in the Wall Street Journal on the last working day of each royalty reporting period.

4.5 Each party hereto shall maintain at its principal office usual books of account and records showing its actions under this Agreement. Such books and records shall be open to inspection and copying, upon reasonable notice during usual business hours by an independent certified public accountant retained by one party hereunder and reasonably acceptable to the other party for three (3) years after the calendar half year to which they pertain, for purposes of verifying the accuracy of the royalties paid under this Agreement by the party being inspected. The fees and expenses of a party’s representatives performing such examination shall be borne by such party. However, if an error in the reporting of expenses or proceeds of more than ten percent (10%) for any calendar semi-annual reporting period is discovered, then the fees and expenses of these representatives shall be borne by the other party. Each party hereunder and any such independent certified public accountant shall treat the other party’s books and records as confidential.

4.6 PROMEGA shall have the right for the period of two (2) years following the EFFECTIVE DATE to inspect XENOGEN’s books and records in the manner set forth in Paragraph 4.5 for the purpose of verifying:

(a)	XENOGEN’s sublicensing activities prior to the EFFECTIVE DATE as set forth in Paragraphs 3.11 and 11.6 herein; and,

(b)	XENOGEN’s, its AFFILIATES’, and XENOGEN’s sublicensees’ NET SALES OF PROMEGA LICENSED PRODUCTS and NET SALES OF PROMEGA LICENSED SERVICES prior to the EFFECTIVE DATE as provided under Paragraphs 3.12 and 11.7 herein.

4.7 In the event that payments made by one party hereunder to the other party are late, such party shall pay to the other party interest charges at a rate of one percent (1.0%) per month. Such interest will be calculated from the date payment was due until actually received by such other party.

5. XENOGEN LICENSE GRANT

5.1 XENOGEN hereby grants to PROMEGA and PROMEGA’s AFFILIATES, and PROMEGA and PROMEGA’s AFFILIATES accept, subject to the terms and conditions hereof, a non-exclusive, non-sublicenseable, royalty-bearing license in the TERRITORY under the XENOGEN LICENSED PATENT RIGHTS and the XENOGEN IMAGING PATENT RIGHTS to use XENOGEN LICENSED METHODS and the methods of the XENOGEN IMAGING PATENT RIGHTS to develop, make, have made, use, propagate, sell, have sold (only through a third party distributor), offer for sale, import and otherwise commercialize XENOGEN LICENSED PRODUCTS for the PROMEGA FIELD OF

USE during the TERM. The parties agree that the foregoing license under the XENOGEN IMAGING PATENT RIGHTS does not include PROMEGA’s own: (i) preclinical drug development studies, such as the screening of drugs or compounds and toxicology testing, and (ii) development of transgenic animal models of disease.

5.2 Specifically, the grant of rights to PROMEGA by XENOGEN in Paragraph 5.1 above includes, but is not limited to:

(i)	a right of PROMEGA under the XENOGEN LICENSED PATENT RIGHTS and the XENOGEN IMAGING PATENT RIGHTS to use the XENOGEN LICENSED METHODS and the methods of the XENOGEN IMAGING PATENT RIGHTS in PROMEGA’s own internal research for the development of XENOGEN LICENSED PRODUCTS for research applications in the PROMEGA FIELD OF USE;

(ii)	a right of PROMEGA under the XENOGEN LICENSED PATENT RIGHTS and the XENOGEN IMAGING PATENT RIGHTS to use the XENOGEN LICENSED METHODS and the methods of the XENOGEN IMAGING PATENT RIGHTS in PROMEGA’s manufacture, use, advertising, importation and sale of XENOGEN LICENSED PRODUCTS for research applications in the PROMEGA FIELD OF USE;

(iii)	a right of PROMEGA to perform XENOGEN LICENSED SERVICES for third parties that are not-for-profit entities (e.g., an academic institution or not-for-profit research institute) to develop XENOGEN LICENSED PRODUCTS for use under the PROMEGA FIELD OF USE; and,

(iv)	a non-transferable, non-sublicenseable right of PROMEGA’s customers who purchase XENOGEN LICENSED PRODUCTS from PROMEGA to receive a license to practice the XENOGEN IMAGING PATENT RIGHTS with such XENOGEN LICENSED PRODUCTS in the PROMEGA FIELD OF USE.

5.3 PROMEGA shall have no right to issue sub-licenses hereunder with respect to the XENOGEN LICENSED PATENT RIGHTS.

5.4 The grant or rights set forth in this Article 5 (XENOGEN LICENSE GRANT) are specifically limited by the following limited use label license and notice of patent rights that PROMEGA hereby agrees shall be legibly and prominently displayed either as is or in a form at least as restrictive on or with all XENOGEN LICENSED PRODUCTS sold or transferred to third parties by PROMEGA or its AFFILIATES:

“Whenever this product is used for in vivo imaging in animals, such use is covered by a license from Xenogen Corporation. Under the terms of that license the use of this product and derivatives thereof is strictly limited to that of a research reagent by researchers at not-for profit entities (e.g. academic institutions and not-for-profit research institutes). All other use is strictly prohibited. No right to use this product for any diagnostic, therapeutic, or commercial application is hereby conveyed to the purchaser of this product. Detection of light emitted from within animals is covered by one or more patents controlled by Xenogen Corporation, including but not limited to U.S. Patent Nos. 6,217,847 and 5,650,135, and the purchase or transfer of this product is not intended, either expressly or by implication, to grant any right or license to practice under any such patents except as set forth above herein. Purchasers are advised to contact Xenogen Corporation, 860 Atlantic Avenue, Alameda, California 94501 for information regarding a license to practice under such patents.”

PROMEGA and its AFFILIATES shall also include such label license and patent notice in their description of XENOGEN LICENSED PRODUCTS in their published and electronic catalogues.

5.5 PROMEGA and PROMEGA’s AFFILIATES shall have the right to offer and perform XENOGEN LICENSED SERVICES in the PROMEGA FIELD OF USE for third parties that are not-for-profit entities (e.g., an academic institution or not-for-profit research institute), which XENOGEN LICENSED SERVICES shall consist of: (a) developing and/or making XENOGEN LICENSED PRODUCTS for PROMEGA’s or PROMEGA’s AFFILIATE’S use in the PROMEGA FIELD OF USE as a service conducted under contract to, or for the benefit of, a third party; and (b) developing and making XENOGEN LICENSED PRODUCTS under contract to, or for the benefit of, a third party for said third party’s use in the PROMEGA FIELD OF USE.

6. PROMEGA FEES, ROYALTIES, AND OTHER CONSIDERATION

6.1 PROMEGA shall pay to XENOGEN a royalty of [***] of NET SALES OF XENOGEN LICENSED PRODUCTS sold by PROMEGA and its AFFILIATES to end-users of said XENOGEN LICENSED PRODUCTS. Such royalty shall be payable to XENOGEN semi-annually in accordance with Paragraph 4.1 above.

6.2 PROMEGA shall pay to XENOGEN a royalty of [***] of NET SALES OF XENOGEN LICENSED SERVICES performed by PROMEGA and its AFFILIATES whereby XENOGEN LICENSED PRODUCTS are developed for, or used on behalf of, a third party. PROMEGA’s and its AFFILIATES’ use of XENOGEN LICENSED PRODUCTS in the performance of such XENOGEN LICENSED SERVICES shall be subject to the payment of the [***] royalty on the NET SALES OF (such) XENOGEN LICENSED PRODUCTS. Such royalty shall be payable to XENOGEN semi-annually in accordance with Paragraph 4.1 above.

6.3 No royalty shall be due to XENOGEN with respect to the performance of the XENOGEN LICENSED SERVICES by PROMEGA or its AFFILIATE on behalf of a third party or for the transfer of XENOGEN LICENSED PRODUCTS to a third party by PROMEGA or its AFFILIATE provided, however, that neither PROMEGA nor its AFFILIATE receives cash consideration in return for rendering such XENOGEN LICENSED SERVICE or for transferring said XENOGEN LICENSED PRODUCT to said third party. In addition, should such cash consideration be received by PROMEGA

*** CONFIDENTIAL TREATMENT REQUESTED

or its AFFILIATE from such third party for such XENOGEN LICENSED SERVICE or XENOGEN LICENSED PRODUCT, then a royalty shall be owed to XENOGEN calculated in accordance with the provisions of the preceding Paragraphs 6.1 and 6.2.

6.4 The obligation of PROMEGA to pay royalties under Paragraphs 6.1 and 6.2 shall continue on a country-by-country and VALID CLAIM-by-VALID CLAIM basis for each XENOGEN LICENSED PRODUCT and each XENOGEN LICENSED SERVICE until such time as neither the manufacture, sale, offer for sale, importation nor use of such XENOGEN LICENSED PRODUCT or XENOGEN LICENSED SERVICE would infringe a VALID CLAIM in such country.

6.5 Neither PROMEGA nor its AFFILIATES shall owe any amounts for PROMEGA’s and its AFFILIATES’ use of XENOGEN LICENSED PRODUCTS or performance of XENOGEN LICENSED SERVICES for their own internal research and development purposes provided that such research is not paid for with money by a third party other than the U.S. Government.

6.6 PROMEGA shall be wholly responsible for the compliance with the terms and conditions of this Agreement by PROMEGA’s AFFILIATES. Such responsibility includes, but is not limited to, the timely payment of royalties and the filing of reports to XENOGEN as set forth elsewhere herein. Any omission of performance or contravening act with respect to this Agreement by PROMEGA’s AFFILIATE shall be construed as an omission of performance or contravening act on the part of PROMEGA.

7. PRODUCT MARKING

7.1 The Parties agree to mark all PROMEGA LICENSED PRODUCTS and XENOGEN LICENSED PRODUCTS used or sold under the terms of this Agreement, their containers or package inserts, in accordance with applicable patent marking laws.

7.2 XENOGEN agrees to mark all PROMEGA LICENSED PRODUCTS used or sold under the terms of this Agreement, their containers or package inserts, with the label license statement set forth under Paragraph 2.2 herein.

7.3 PROMEGA agrees to mark all XENOGEN LICENSED PRODUCTS used or sold under the terms of this Agreement, their containers or package inserts, with the label license statement set forth under Paragraph 5.4 herein.

8. INFRINGEMENT

8.1 In the event that a Party shall learn of the substantial infringement of any patent sublicensed under this Agreement, the other Party shall promptly notify such Party in writing.

8.2 PROMEGA is under no obligation whatsoever to enforce its rights under the PROMEGA LICENSED PATENT RIGHTS and nor is XENOGEN under any obligation whatsoever to enforce its rights under the XENOGEN LICENSED PATENT RIGHTS or XENOGEN IMAGING PATENT RIGHTS.

9. LIFE OF THE AGREEMENT

9.1 Unless otherwise terminated by an operation of law or by acts of the Parties in accordance with the terms of this Agreement, this Agreement shall be in force during the TERM.

9.2 This Agreement and the license granted under it may be terminated by either Party: (i) upon ninety (90) days written notice to the other Party for such Party’s material breach of this Agreement and failure to cure in accordance with Article 10 (BREACH AND CURE); or (ii) should either Party, become insolvent, file a petition under any bankruptcy or insolvency act, or have any such petition filed against it, or offer any general composition to its creditors, because of the happening of such act, event or offer. In addition, either Party may terminate its license and attendant obligations hereunder without cause upon ninety (90) days written notice to the other Party; provided that such termination will not terminate the other Party’s license and attendant obligations hereunder.

9.3 Upon any termination of this Agreement and any license granted under it, for any reason other than a failure by a Party to cure a material breach of the Agreement within the ninety (90) day period permitted under Paragraphs 9.2 and 10.2, the Parties, their AFFILIATES and their sublicensees shall have the right for one hundred and twenty (120) days to dispose of all previously made or substantially completed PROMEGA LICENSED PRODUCTS OR XENOGEN LICENSED PRODUCTS, as the case may be, and to complete all agreements and orders for such PROMEGA LICENSED PRODUCTS and PROMEGA LICENSED SERVICES or XENOGEN LICENSED PRODUCTS and XENOGEN LICENSED SERVICES, as the case may be, then on hand, provided however, that the sale of such PROMEGA LICENSED PRODUCTS and PROMEGA LICENSED SERVICES or XENOGEN LICENSED PRODUCTS and XENOGEN LICENSED SERVICES, as the case may be, shall be subject to the terms of this Agreement including, but not limited to, the payment of royalties at the rate and the time provided herein and the rendering of reports thereon.

9.4 Expiration or termination of this Agreement for any reason shall not relieve XENOGEN of its obligation hereunder to make all payments to PROMEGA pertaining to: (i) XENOGEN’s license issue fee; (ii) royalties resulting from XENOGEN’s and XENOGEN’s AFFILIATE’S NET SALES of PROMEGA LICENSED PRODUCTS; and, (iii) pass-through of the sublicense issue fees resulting from XENOGEN’s sublicensing activities, and royalties resulting from XENOGEN’s sublicensees’ NET SALES OF PROMEGA LICENSED PRODUCTS and NET SALES OF PROMEGA LICENSED SERVICES that have accrued during the time the Agreement was in force. Similarly, expiration or termination of this Agreement for any reason shall not relieve PROMEGA of its obligation hereunder to make all payments to XENOGEN pertaining to PROMEGA’s and AFFILIATES’ royalties resulting from PROMEGA’s and

PROMEGA’s AFFILIATES’ NET SALES OF XENOGEN LICENSED PRODUCTS and NET SALES OF XENOGEN LICENSED SERVICES that have accrued during the time the Agreement was in force.

9.5 Expiration or termination of this Agreement for any reason shall not relieve either party hereto of its obligation hereunder to make all royalty payments accrued pursuant to Articles 3 or 6 herein.

9.6 In the event of the termination of this Agreement, XENOGEN may assign to PROMEGA all sublicenses to the PROMEGA LICENSED PATENT RIGHTS and PROMEGA LICENSED TECHNOLOGY which are consistent with the rights and obligations due PROMEGA hereunder, which sublicenses shall survive provided that each sublicensee complies with all the terms and conditions of this Agreement. However, if termination occurs as the result of XENOGEN’s material breach of this Agreement as provided under Paragraph 9.2, PROMEGA at its sole discretion, shall determine whether any or all of the sublicenses issued by XENOGEN pursuant to this Agreement shall be cancelled or assigned to PROMEGA.

9.7 Upon termination of this Agreement, the following provisions shall survive the termination of this Agreement: 4 (PAYMENTS AND REPORTS), 9 (LIFE OF THE AGREEMENT), 11 (LIMITED WARRANTY AND COVENANT), 12 (COMPLIANCE WITH GOVERNMENTAL OBLIGATIONS), 14 (NOTICE), 15 (CONFIDENTIALITY), 17 (INDEMNIFICATION) and 18 (MISCELLANEOUS) herein.

10. BREACH AND CURE

10.1 In addition to applicable legal standards, either of XENOGEN or PROMEGA shall be in material breach of this Agreement for its failure to pay royalties pursuant to Article 3 or Article 6, respectively.

10.2 Either Party shall have the right to cure its material breach within a reasonable time, during which period this Agreement cannot be terminated on account of such breach, but in no event later than ninety (90) days after receiving written notice and identification of such breach from the non-breaching Party.

11. LIMITED WARRANTY AND COVENANT

11.1 Each of the Parties represents and warrants that: (i) it has the lawful right to grant its respective license and sublicense hereunder; (ii) as of the EFFECTIVE DATE, it has not received from a third party notice that the manufacture, sale or use of a LICENSED PRODUCT or LICENSED METHOD within the applicable FIELD OF USE would infringe any intellectual property rights of such third party; (iii) except for U.S. Patent Nos. 5,583,024, 5,674,713 and 5,700,673 assigned to the Regents of the University of California, it owns or has rights to the applicable LICENSED PATENT RIGHTS and LICENSED TECHNOLOGY such that it can grant the other party the rights and licenses stated herein; and (iv) other than the amounts payable by XENOGEN under Article 3

(XENOGEN FEES, ROYALTIES AND OTHER CONSIDERATION) and under any separate agreement pertaining to XENOGEN’s proposed commercialization of PROMEGA LICENSED PRODUCTS falling within the scope of at least one valid claim occurring within issued U.S. Patent Nos. 5,583,024, 5,674,713 and 5,700,673 assigned to the Regents of the University of California, XENOGEN will not owe any royalties or other amounts to any third party from which PROMEGA licensed any of the PROMEGA LICENSED PATENT RIGHTS.

11.2 The licenses granted herein to the PROMEGA LICENSED TECHNOLOGY, PROMEGA LICENSED PATENT RIGHTS and XENOGEN PATENT RIGHTS are provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. THE PARTIES MAKE NO REPRESENTATION OR WARRANTY THAT THE PROMEGA LICENSED PRODUCTS, XENOGEN LICENSED PRODUCTS, XENOGEN LICENSED METHOD OR PROMEGA LICENSED METHOD WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT OF THIRD PARTIES.

11.3 IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM EXERCISE OF ITS RIGHTS UNDER THIS AGREEMENT OR THE USE OF PROMEGA LICENSED PRODUCT, PROMEGA LICENSED SERVICE, XENOGEN LICENSED PRODUCT, OR XENOGEN LICENSED SERVICE.

11.4 Nothing in this Agreement shall be construed as:

(a)	a warranty or representation by either Party as to the validity or scope of the PROMEGA LICENSED PATENT RIGHTS, XENOGEN IMAGING PATENT RIGHTS or XENOGEN LICENSED PATENT RIGHTS, respectively; or

(b)	a warranty or representation that anything made, used, sold or otherwise disposed of under any sublicense or cross-sublicense granted in this Agreement is or will be free from infringement of patents of third parties; or

(c)	an obligation to bring or prosecute actions or suits against third parties for patent infringement except as provided in Article 8 (INFRINGEMENT); or

(d)	conferring upon either Party by implication, estoppel or otherwise any license or rights under any patents of the other Party other than the PROMEGA LICENSED PATENT RIGHTS, XENOGEN IMAGING PATENT RIGHTS and XENOGEN PATENT RIGHTS, respectively, as defined herein, regardless of whether such patents are dominant or subordinate to the PROMEGA LICENSED PATENT RIGHTS, XENOGEN IMAGING PATENT RIGHTS or XENOGEN LICENSED PATENT RIGHTS, respectively; or

(e)	an obligation by PROMEGA to furnish know-how other than that provided in the PROMEGA LICENSED PATENT RIGHTS or by

XENOGEN to furnish know-how other than that provided in the XENOGEN LICENSED PATENT RIGHTS.

11.5 In consideration for the payment received under Paragraphs 3.11 and 3.12, and except with respect to the obligations created by, acknowledged, or arising out of this Agreement, PROMEGA does hereby for itself and its legal successor and assigns and licensors, unconditionally releases and covenants not to sue, and absolutely and forever discharges XENOGEN and its shareholders, officers, directors, employees, agents, attorneys, legal successor and assigns, of and from any and all claims, demands, damages, debts, liabilities, accounts reckoning, obligations, costs, expenses, liens, actions and causes of action of every kind and nature whatsoever, whether now known or unknown, suspected or unsuspected, matured or unmatured, arising out of, or relating to, XENOGEN’s use or practice of the PROMEGA LICENSED PATENT RIGHTS and PROMEGA LICENSED TECHNOLOGY occurring prior to the EFFECTIVE DATE and releases XENOGEN from any and all claims PROMEGA or its licensor may have against XENOGEN arising out of, or relating to, such use or practice by XENOGEN; provided that XENOGEN’s warranties set forth in Paragraphs 11.6 and 11.7 below are not shown to be in error.

11.6 XENOGEN warrants that prior to the EFFECTIVE DATE, XENOGEN issued no sublicenses falling within the scope of this Agreement and its computation of the sum of sublicense issue fees set forth in Paragraph 3.11 predicated upon the combination of XENOGEN’s sublicensing of the technology, services and products which falls within the scope of the rights granted herein and occurring prior to the EFFECTIVE DATE does not exceed a total of [***].

11.7 XENOGEN warrants that its computation of NET SALES OF PROMEGA LICENSED PRODUCTS and NET SALES OF PROMEGA LICENSED SERVICES set forth in Paragraph 3.12 predicated upon the combination of XENOGEN’s, its AFFILIATES’ and XENOGEN’s sublicensees’ use of the technology, services and products which falls within the scope of the rights granted herein and occurring prior to the EFFECTIVE DATE does not exceed a total of [***].

12. COMPLIANCE WITH GOVERNMENTAL OBLIGATIONS

The Parties shall comply with all governmental requests directed to it relating to this Agreement and will provide all information and assistance necessary to comply with such governmental requests. Failure to take necessary action and to comply with said requests shall be considered a material breach of this Agreement. the Parties disclaim any obligations or liabilities arising under the license provisions of this Agreement if the other Party is charged in a governmental action for not complying with or fails to comply with any governmental regulations relating to this Agreement.

*** CONFIDENTIAL TREATMENT REQUESTED

13. PUBLICITY

13.1 All public announcements regarding the existence or terms of this Agreement shall be coordinated between PROMEGA and XENOGEN and shall be made only by mutual written agreement, and each Party agrees that its agreement shall not be unreasonably withheld or delayed. Nevertheless, either Party may make public any statement relating to the existence or terms of this Agreement (a “Written Disclosure”) it believes in good faith, based upon the advice of counsel, is required by applicable law, rule or regulation or any listing or trading agreement concerning its or its AFFILIATES’ publicly traded securities; provided, however, that such Written Disclosure shall minimize to the extent possible the financial information disclosed, and that prior to making such Written Disclosure, the disclosing Party shall provide to the other Party a copy of the materials proposed to be disclosed and provide the receiving Party with an opportunity to promptly review the Written Disclosure.

13.2 Except as expressly stated in Article 7 (PRODUCT MARKING), nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of the Parties.

14. NOTICE

Any notices given under this Agreement shall be in writing and sent to the respective Party at such Party’s address as follows:

if to PROMEGA, to:	Attention: General Counsel
Promega Corporation
2800 Woods Hollow Road
Madison, Wisconsin 53711-5399
Fax: (608) 277-2660

if to XENOGEN, to:	Attention: President
Xenogen Corporation
860 Atlantic Avenue
Alameda, California 94501
Fax: (510) 291-6196

With a copy to:	Attention: Legal Department
Xenogen Corporation
860 Atlantic Avenue
Alameda, California 94501
Fax: (510) 291-6196

Any notice shall be deemed to have been given (i) when delivered in person, (ii) one business day after deposit with a nationally recognized overnight courier service, (iii) five (5) business days after being deposited in the United States mail postage prepaid, first class, registered or certified mail or (iv) the business day on which it is sent and received by facsimile transmission.

15. CONFIDENTIALITY

15.1 Each Party may, but is not obligated to, receive confidential information from the other Party. Each Party shall not disclose, or otherwise make available to any third party, confidential information received from the other Party without the prior written permission of the disclosing party; provided, however, that the obligations of confidentiality hereunder shall apply only to information which has been designated in writing as “confidential” or, if orally disclosed, designated as “confidential.” Further, the obligations of confidentiality hereunder shall not apply to any information which can be demonstrated by competent written evidence to:

(i)	have been known to the receiving Party prior to receipt thereof from the disclosing Party;

(ii)	have been or have become a matter of public information or publicly available through no act or failure to act on the part of the receiving Party;

(iii)	have been acquired by the receiving Party from a third party entitled to disclose the information to it; or

(iv)	have been independently developed by the receiving Party without reference to or use of such confidential information, as demonstrated by written records.

15.2 Notwithstanding the provisions of Paragraph 15.1 above, each Party may disclose the other Party’s Confidential Information to the extent such disclosure is reasonably necessary to exercise the rights granted to it, or reserved by it, under this Agreement (including prosecuting or defending litigation, complying with applicable governmental regulations, or submitting information to tax or other governmental authorities); provided that if a Party is required to make any such disclosure of the other Party’s Confidential Information, to the extent it may legally do so, it will give reasonable advance written notice to the latter Party of such disclosure and, save to the extent inappropriate in the case of patent applications or otherwise, will use its reasonable efforts to secure confidential treatment of such information prior to its disclosure (whether through protective orders or otherwise). In addition, either Party may disclose the terms, or provide copies, of this Agreement to existing or potential investors or acquirers or merger partners, or to professional advisors (e.g., attorneys, accountants and prospective investment bankers) involved in such activities, for the limited purpose of evaluating such investment or transaction and under appropriate conditions of confidentiality.

16. FORCE MAJEURE

The Parties shall be excused from any performance required hereunder if such performance is rendered impossible or unfeasible due to any catastrophes or other major events beyond their reasonable control, including, without limitation, war, riot, and insurrection; acts of terrorism; laws, proclamations, edicts, ordinances or regulations; strikes, lock-outs or other serious labor disputes; and floods, fires, explosions, or other natural disaster. When such events have abated, the Parties’ respective obligations hereunder shall resume.

17. INDEMNIFICATION

17.1 XENOGEN and its AFFILIATES agree to indemnify, hold harmless and defend PROMEGA and its officers, employees and agents; and the inventors of patents and patent applications in the PROMEGA LICENSED PATENT RIGHTS and their employers (collectively, the “Promega Indemnitees”), against any and all claims, suits, losses, damage, costs, fees, and expenses (collectively, the “Claims”) by a third party resulting from or arising out of exercise of the license under Article 2 by XENOGEN or its AFFILIATES, except in all cases to the extent such Claims result from (i) the gross negligence or intentional misconduct of a Promega Indemnitee; or (ii) the Claim is one for which PROMEGA is obligated to provide indemnification under Paragraphs 17.2 or 17.4 below. This indemnification will include, but will not be limited to, any product liability arising on account of XENOGEN’s, its AFFILIATES’, its or their customers’ or its sublicensees’ use of PROMEGA LICENSED PRODUCTS.

17.2 PROMEGA and its AFFILIATES agree to indemnify, hold harmless and defend XENOGEN and its officers, employees and agents; and the inventors of patents and patent applications in the XENOGEN LICENSED PATENT RIGHTS and XENOGEN IMAGING PATENT RIGHTS and their employers (collectively, the “Xenogen Indemnitees”), against any and all claims, suits, losses, damage, costs, fees, and expenses (collectively, the “Claims”) by a third party resulting from or arising out of: (a) exercise of the license under Article 6 by PROMEGA or its AFFILIATES; or (b) the sale or use of any XENOGEN LICENSED PRODUCTS, including claims regarding quality, performance, safety or operability with XENOGEN’s imaging equipment; except in all cases in (a) and (b) to the extent such Claims result from the gross negligence or intentional misconduct of a Xenogen Indemnitee. This indemnification will include, but will not be limited to, any product liability arising on account of PROMEGA’s, its AFFILIATES’, or its or their customers’ use of XENOGEN LICENSED PRODUCTS.

17.3 A Party that intends to claim indemnification under this Article 17 (the “Indemnitee”) promptly shall notify the other Party (the “Indemnitor”) in writing of any Claim in respect of which the Indemnitee intends to claim the indemnification provided in this Article 17 (INDEMNIFICATION), and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, jointly with any other indemnitor similarly noticed, to assume the defense thereof with counsel selected by the Indemnitor; provided, however, that the Indemnitee shall have the right to retain its own counsel, at its sole expense, if representation of by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between the Indemnitee and any other party represented by such counsel in such proceedings. The indemnification obligations in this Article 17 (INDEMNIFICATION) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve the Indemnitor of any liability to the Indemnitee directly attributable to such failure to deliver notice. The Indemnitee’s omission to deliver notice to the Indemnitor will not relieve the Indemnitor of any liability that it may have to the Indemnitee other than under this Article 17 (INDEMNIFICATION). The Indemnitee, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation and defense of any action, claim, or liability covered by this indemnification.

17.4 PROMEGA agrees to indemnify, hold harmless and defend XENOGEN and its officers, employees and agents, against any and all Claims arising from or out of XENOGEN’s use of the PROMEGA LICENSED TECHNOLOGY supplied to XENOGEN by PROMEGA, except if such Claim relates to issued U.S. Patent Nos. 5,583,024, 5,674,713 and 5,700,673 assigned to the Regents of the University of California or arises from XENOGEN’s use of the PROMEGA LICENSED TECHNOLOGY in a particular method or manner in which it is actually used by XENOGEN, its AFFILIATES, customers or sublicensees.

17.5 XENOGEN promptly shall notify PROMEGA in writing of any liability or action in respect of which XENOGEN intends to claim the indemnification provided in Paragraph 17.4, and PROMEGA shall have the right to participate in, and, to the extent PROMEGA so desires, jointly with any other indemnitor similarly noticed, to assume the defense thereof with counsel selected by PROMEGA; provided, however, that XENOGEN shall have the right to retain its own counsel, at its sole expense, if representation of XENOGEN by the counsel retained by PROMEGA would be inappropriate due to actual or potential differing interests between XENOGEN and any other party represented by such counsel in such proceedings. The indemnity agreement in this Paragraph 17.5 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of PROMEGA, which consent shall not be withheld unreasonably. The failure to deliver notice to PROMEGA within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve PROMEGA of any liability to XENOGEN directly attributable to such failure to deliver notice. XENOGEN’s omission to deliver notice to PROMEGA will not relieve it of any liability that it may have to XENOGEN otherwise than under this Article 17 (INDEMNIFICATION). XENOGEN, its employees and agents, shall cooperate fully with PROMEGA and its legal representatives in the investigation and defense of any action, claim, or liability covered by this indemnification.

MISCELLANEOUS

18.1 The headings of the several sections of this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

18.2 This Agreement supersedes all previous agreements, written or oral. This Agreement, including all Appendices attached hereto which are incorporated herein by reference, and separate agreements executed pursuant to Paragraph 18.3 below, set forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto and supersede and terminate all prior agreements and understandings between the Parties. No amendment or modification hereof shall be valid or binding upon the Parties unless made in writing and signed on behalf of each Party by an authorized representative.

18.3 It is contemplated by the Parties that they may wish to expand the scope of the definition of the PROMEGA LICENSED TECHNOLOGY herein to incorporate other luciferase variants falling within the scope of the claims of additional patent applications and patents for which PROMEGA is the assignee. Accordingly, the Parties may elect to accomplish such expansion by their express, written, mutual agreement which shall also include the appropriate amendment of “Appendix B - Sublicensed Technology” attached hereto.

18.4 This Agreement, including the performance and enforceability hereof, shall be governed by and construed in accordance with the laws of the State of New York, provided that matters of intellectual property law shall be determined in accordance with the national intellectual property laws relevant to the intellectual property in question.

18.5 This Agreement shall be binding on the Parties and upon their respective heirs, administrators, successors and assigns.

18.6 This Agreement may not be assigned by either Party without the prior written consent of the other Party; provided that: (i) either Party may assign this Agreement without the other Party’s consent to an entity that acquires substantially all of the business or assets of the assigning Party (or that portion thereof to which this Agreement relates), in each case whether by merger, acquisition, or otherwise and the acquiring party assumes this Agreement in writing or by operation of law; and (ii) either Party may assign this Agreement to an AFFILIATE located and incorporated in the United States of America upon notice to the non-assigning Party.

18.7 This Agreement shall not be binding upon the Parties until it has been signed below on behalf of each Party by an authorized representative, in which event, it shall be effective as of the EFFECTIVE DATE.

18.8 Should any provision of this Agreement be held invalid, illegal or unenforceable, by a court or other entity of competent jurisdiction, such provision shall be considered void. All other provisions, rights and obligations shall continue without regard to such provision.

18.9 No failure or delay by either Party in exercising any of its rights or remedies hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof of any other right or remedy. The rights and remedies of the Parties provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

18.10 The relationship of the Parties established by this Agreement is that of independent contractors, and nothing contained in this Agreement will be construed to constitute the Parties as partners, joint ventures, co-owners or otherwise as participants in a joint or common undertaking.

18.11 This Agreement may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the EFFECTIVE DATE.

PROMEGA: PROMEGA CORP.		XENOGEN: XENOGEN CORP.

By:	/s/ William. A. Unton	By:	/s/ Pamela Retlly Contag

Name:	William. A. Unton	Name:	Pamela Retlly Contag

Title:	President & CEO	Title:	President

Date:	May 30, 2003	Date:	May 30, 2003

LEGAL/APPROVED AS TO FORM

/s/ Illegible (INITIALS)

5/30/03 (DATE)	[SEAL]

APPENDIX A

Promega’s Patents

1.	U.S. Patent No. 5,670,356 entitled, “Modified Luciferase,” Bruce A. Sherf and Keith V. Wood, inventors, assigned to Promega Corporation, and issued September 23, 1997.

There are no related pending applications thereof including divisionals, substitutions, and continuation-in-part applications; nor are there any corresponding foreign applications or patents.

APPENDIX B

SUBLICENSED TECHNOLOGY

UCIFERASE GENE DNA SEQUENCE AND CORRESPONDING

LUCIFERASE ENZYME AMINO ACID SEQUENCE

DNA Sequence of the Luciferase Gene Occurring in pGL3 Control Vector (Promega Product #E174)

1	ATGGAAGACGCCAAAAACATAAAGAAAGGCCCGGCGCCATTCTATCCGCT

51	GGAAGATGGAACCGCTGGAGAGCAACTGCATAAGGCTATGAAGAGATACG

101	CCCTGGTTCCTGGAACAATTGCTTTTACAGATGCACATATCGAGGTGGAC

151	ATCACTTACGCTGAGTACTTCGAAATGTCCGTTCGGTTGGCAGAAGCTAT

201	GAAACGATATGGGCTGAATACAAATCACAGAATCGTCGTATGCAGTGAAA

251	ACTCTCTTCAATTCTTTATGCCGGTGTTGGGCGCGTTATTTATCGGAGTT

301	GCAGTTGCGCCCGCGAACGACATTTATAATGAACGTGAATTGCTCAACAG

351	TATGGGCATTTCGCAGCCTACCGTGGTGTTCGTTTCCAAAAAGGGGTTGC

401	AAAAAATTTTGAACGTGCAAAAAAAGCTCCCAATCATCCAAAAAATTATT

451	ATCATGGATTCTAAAACGGATTACCAGGGATTTCAGTCGATGTACACGTT

501	CGTCACATCTCATCTACCTCCCGGTTTTAATGAATACGATTTTGTGCCAG

551	AGTCCTTCGATAGGGACAAGACAATTGCACTGATCATGAACTCCTCTGGA

601	TCTACTGGTCTGCCTAAAGGTGTCGCTCTGCCTCATAGAACTGCCTGCGT

651	GAGATTCTCGCATGCCAGAGATCCTATTTTTGGCAATCAAATCATTCCGG

701	ATACTGCGATTTTAAGTGTTGTTCCATTCCATCACGGTTTTGGAATGTTT

751	ACTACACTCGGATATTTGATATGTGGATTTCGAGTCGTCTTAATGTATAG

801	ATTTGAAGAAGAGCTGTTTCTGAGGAGCCTTCAGGATTACAAGATTCAAA

851	GTGCGCTGCTGGTGCCAACCCTATTCTCCTTCTTCGCCAAAAGCACTCTG

901	ATTGACAAATACGATTTATCTAATTTACACGAAATTGCTTCTGGTGGCGC

951	TCCCCTCTCTAAGGAAGTCGGGGAAGCGGTTGCCAAGAGGTTCCATCTGC

1001	CAGGTATCAGGCAAGGATATGGGCTCACTGAGACTACATCAGCTATTCTG

1051	ATTACACCCGAGGGGGATGATAAACCGGGCGCGGTCGGTAAAGTTGTTCC

1101	ATTTTTTGAAGCGAAGGTTGTGGATCTGGATACCGGGAAAACGCTGGGCG

1151	TTAATCAAAGAGGCGAACTGTGTGTGAGAGGTCCTATGATTATGTCCGGT

1201	TATGTAAACAATCCGGAAGCGACCAACGCCTTGATTGACAAGGATGGATG

1251	GCTACATTCTGGAGACATAGCTTACTGGGACGAAGACGAACACTTCTTCA

1301	TCGTTGACCGCCTGAAGTCTCTGATTAAGTACAAAGGCTATCAGGTGGCT

1351	CCCGCTGAATTGGAATCCATCTTGCTCCAACACCCCAACATCTTCGACGC

1401	AGGTGTCGCAGGTCTTCCCGACGATGACGCCGGTGAACTTCCCGCCGCCG

1451	TTGTTGTTTTGGAGCACGGAAAGACGATGACGGAAAAAGAGATCGTGGAT

1501	TACGTCGCCAGTCAAGTAACAACCGCGAAAAAGTTGCGCGGAGGAGTTGT

1551	GTTTGTGGACGAAGTACCGAAAGGTCTTACCGGAAAACTCGACGCAAGAA

1601	AAATCAGAGAGATCCTCATAAAGGCCAAGAAGGGCGGAAAGATCGCCGTG*

Corresponding pGL3 Luciferase Amino Acid Sequence

1	MEDAKNIKKGPAPFYPLEDGTAGEQLHKAMKRYALVPGTIAFTDAHIEVDITYAEYFEMS

61	VRLAEAMKRYGLNTNHRIVVCSENSLQFFMPVLGALFIGVAVAPANDIYNERELLNSMGI

121	SQPTVVFVSKKGLQKILNVQKKLPIIQKIIIMDSKTDYQGFQSMYTFVTSHLPPGFNEYD

181	FVPESFDRDKTIALIMNSSGSTGLPKGVALPHRTACVRFSHARDPIFGNQIIPDTAILSV

241	VPFHHGFGMFTTLGYLICGFRVVLMYRFEEELFLRSLQDYKIQSALLVPTLFSFFAKSTL

301	IDKYDLSNLHEIASGGAPLSKEVGEAVAKRFHLPGIRQGYGLTETTSAILITPEGDDKPG

361	AVGKVVPFFEAKVVDLDTGKTLGVNQRGELCVRGPMIMSGYVNNPEATNALIDKDGWLHS

421	GDIAYWDEDEHFFIVDRLKSLIKYKGYQVAPAELESILLQHPNIFDAGVAGLPDDDAGEL

481	PAAVVVLEHGKTMTEKEIVDYVASQVTTAKKLRGGVVFVDEVPKGLTGKLDARKIREILI

541	KAKKGGKIAV*

APPENDIX C

LEFT BLANK INTENTIONALLY

APPENDIX D

Xenogen’s Non-Imaging Patents

PCT Application WO 00/54581 published 21 September, 2000, entitled “Animal Models and Methods for Sepsis”.

PCT Application WO 97/40381 published 30 October, 1997, entitled “Biodetectors Targeted to Specific Ligands”.

APPENDIX E

Xenogen’s Imaging Patents

U.S. Patent No. 5,650,135 issued July 22, 1997, entitled, “Non-invasive Localization of a Light-Emitting Conjugate in a Mammal”.

PCT Application WO 00/36106 published 22 June, 2000, entitled “Non-invasive Evaluation of Physiological Response in a Mammal”.

PCT Application WO 97/18841 published 29 May, 1997, entitled “Non-invasive Localization of a Light-Emitting Conjugate in a Mammal”.